EXHIBIT 99.1

BioCryst Pharmaceuticals Announces the Appointment of Lynne Powell as Chief Commercial Officer

RESEARCH TRIANGLE PARK, N.C., Jan. 5, 2015 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX), a pharmaceutical company focused on the development and commercialization of treatments for rare and infectious diseases, today announced the appointment of Ms. Lynne Powell to the role of Senior Vice President and Chief Commercial Officer at BioCryst, effective January 26, 2015.

Ms. Powell brings 24 years of industry experience to BioCryst. Most recently she served as Senior Vice President of North American Commercial Operations at CSL Behring. In this role, she was accountable for the financial performance and general management of CSL Behring's commercial activities within the U.S. and Canada.

"We are very pleased to welcome Lynne to our BioCryst family. Her track record of delivering strong financial results and of building and leading successful commercial organizations focused on rare diseases is exactly what we need at this stage of the Company," said Jon P. Stonehouse, President and Chief Executive Officer, BioCryst Pharmaceuticals. "As BioCryst's Commercial Officer, Lynne's primary responsibility will be to formulate BioCryst's global commercial strategy and to build the global organization that launches our oral kallikrein inhibitors for the prophylactic treatment of hereditary angioedema."

Throughout her 17 year career at CSL Behring, Ms. Powell assumed increasing responsibilities within the R&D, and commercial functions of the organization. She has significant global experience gained as Vice President, Global Commercial Development and Head of Business Development & European Marketing. Ms. Powell launched five products globally for rare diseases, including hereditary angioedema (HAE).  Prior to CSL, she held positions of increasing responsibility within GlaxoWellcome's commercial strategy and clinical research organizations.

"I am very excited to be joining the BioCryst team at this point in the Company's evolution," said Ms. Powell. "I relish the opportunity to commercialize the portfolio of BioCryst discovered drugs, as we work towards making life better, longer, and easier for people with rare and serious diseases."

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in rare diseases. BioCryst currently has several ongoing development programs: oral inhibitors of plasma kallikrein for hereditary angioedema, including BCX4161 and several second generation compounds, and BCX4430, a broad spectrum viral RNA polymerase inhibitor. In December 2014, RAPIVABTM (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, was approved by the FDA and is available to treat flu patients in the U.S. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst's actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that BioCryst may not be able to enroll the required number of subjects in the OPuS-2 trial of BCX4161; that the OPuS-2 trial may not have a favorable outcome or may not be successfully completed; that the OPuS-2 trial may cost more or take longer to complete than expected; that the FDA or similar regulatory agency may refuse to approve subsequent HAE studies, or delay approval of clinical studies which may result in a delay of other planned clinical studies and increased development costs of BCX4161; that the FDA may withhold market approval for BCX4161 or product candidates; that ongoing and future preclinical and clinical development of HAE second generation candidates may not have positive results; that the Company or its licensees may not be able to continue future development of current and future development programs; that such development programs may never result in future product, license or royalty payments being received; that the Company may not be able to retain its current pharmaceutical and biotechnology partners for further development of its product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst's projections and forward-looking statements.

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CONTACT: Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910